UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):         February 11, 2020
HENNESSY ADVISORS, INC.
(Exact name of registrant as specified in its charter)
California	001-36423	68-0176227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Redwood Blvd., Suite 200 Novato, California		94945
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number including area code:                   (415) 899-1555
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, no par value	HNNA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders
The Annual Meeting of Hennessy Advisors, Inc. was held on February 11, 2020. At the Annual Meeting, the following directors were elected for terms expiring at the annual meeting of shareholders to be held in 2021 by the votes indicated:
	For	Withheld	Broker Non‑votes
Neil J. Hennessy	4,093,266	53,803	1,750,754
Teresa M. Nilsen	4,091,405	55,664	1,750,754
Daniel B. Steadman	4,085,317	61,752	1,750,754
Henry Hansel	4,096,673	50,396	1,750,754
Brian A. Hennessy	4,068,053	79,016	1,750,754
Daniel G. Libarle	4,096,433	50,636	1,750,754
Rodger Offenbach	4,096,673	50,396	1,750,754
Susan W. Pomilia	4,074,645	72,424	1,750,754
Thomas L. Seavey	4,096,042	51,027	1,750,754

The following reflects the voting results for matters other than the election of directors brought for vote at the Annual Meeting:
		For	Against	Abstained	Broker Non‑votes
Approval of the non-binding advisory vote on executive compensation		3,703,779	414,843	28,446	1,750,754
	Three Years	Two Years	One Year	Abstained	Broker Non‑votes
Recommended frequency for the advisory vote on executive compensation	3,357,390	111,331	620,840	57,508	1,750,754
		For	Against	Abstained	Broker Non‑votes
Ratification of the selection of Marcum LLP as the independent registered public accounting firm for Hennessy Advisors, Inc. for fiscal year 2020		5,807,502	70,102	20,218	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HENNESSY ADVISORS, INC.

February 12, 2020                                                         By: /s/ Teresa M. Nilsen
Teresa M. Nilsen
President

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